EXHIBIT 5.2

December 20, 2018

Zomedica Pharmaceuticals Corp.

100 Phoenix Drive, Suite 190

Ann Arbor, Michigan 48108

Re:             Shelf Registration Statement on Form S-3

Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Prospectus”), filed by Zomedica Pharmaceuticals Corp., a corporation organized under the laws of Alberta, Canada (the “Company”), with the Securities and Exchange Commission (the “Commission”) on December 20, 2018 under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used herein have the respective meanings ascribed thereto in the Registration Statement unless otherwise defined herein.

The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of up to $300,000,000 aggregate offering price of certain securities, including: (i) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”), between the Company and the trustee to be named therein (the “Senior Debt Trustee”) and a subordinated debt indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”) between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”); (ii) warrants to purchase securities, property or assets of the Company (the “Warrants”); (iii) subscription rights to purchase Common Stock or Debt Securities (the “Subscription Rights”); or (iv) units composed of any of the foregoing (the “Units”). The Debt Securities, Warrants, Subscription Rights and Units are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into the Company’s common shares, without nominal or par value, or other securities. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and either a bank, trust company or other financial institution, as warrant agent or, each of the initial holders of such Warrants. The Subscription Rights may be issued pursuant to a subscription rights agreement (the “Subscription Rights Agreement”) between the Company and either a bank, trust company or other financial institution, as subscription rights agent or, each of the initial holders of such Subscription Rights. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and either a bank, trust company or other financial institution, as unit agent or, each of the initial holders of such Units. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

NEW YORK	PALO ALTO	NEW JERSEY	UTAH	WASHINGTON, D.C.	Lowenstein Sandler LLP

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties, other than the Company. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the additional assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.                  With respect to Debt Securities, when (a) the issuance and the terms of the sale of the Debt Securities have been duly authorized by the Board of Directors of the Company; (b) the terms of the Debt Securities and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Debt Securities and the applicable Indenture relating to the Debt Securities have been duly executed and countersigned and in the case of the Indenture, duly authenticated by the Trustee, and the Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Debt Securities as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company.

2.                  With respect to Warrants, when (a) the issuance and the terms of the sale of the Warrants have been duly authorized by the Board of Directors of the Company; (b) the terms of the Warrants and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Warrants and the applicable Warrant Agreement relating to the Warrants, if any, have been duly executed and countersigned and the Warrants have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s); and (d) the Company has received the applicable consideration for the Warrants in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company.

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3.                  With respect to the Subscription Rights, when both: (a) the issuance and the terms of the sale of the Subscription Rights have been duly authorized by the Board of Directors of the Company; and (b) the terms of the Subscription Rights and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and (c) the Subscription Rights Agreement or the agreements relating to the Subscription Rights have been duly authorized and validly executed and delivered by the Company, then the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.                  With respect to the Units, when both: (a) the issuance and the terms of the sale of the Units have been duly authorized by the Board of Directors of the Company; and (b) the terms of the Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and (c) the Unit Agreement or the agreements relating to the Units have been duly authorized and validly executed and delivered by the Company, then the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the Company is and will remain duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, Warrant Agreement, Subscription Rights Agreement, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

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Our opinion is limited to the federal laws of the United States and the laws of the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm therein and in the Prospectus and in any Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP

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